Exhibit 10.20

SECOND AMENDMENT

TO

EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (the “Second Amendment”) is made and effective as of July 1, 2020, between Modular Medical, Inc., a Nevada corporation (the “Company”), and Paul M. DiPerna (“Executive”) (each a “Party” and collectively the “Parties”).

WHEREAS, the Parties entered into an Employment Agreement effective as of August 1, 2018, as amended by that first amendment dated May 12, 2020, setting forth the terms and conditions of Executive’s employment as Company’s President and Chief Executive Officer (the “Employment Agreement”); and

WHEREAS, the Parties to desire to further amend the Employment Agreement as set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties agree as follows:

1.	The Employment Agreement is hereby amended as follows:

Section 3., Compensation, is hereby amended by deleting existing subsection (a) Base Compensation and inserting the following new subsection (a):

(a)   Base Compensation. Executive shall be paid a cash salary of $300,000 annually (the “Base Compensation”) as follows: Executive shall receive a cash salary of $200,000 per year (the “Cash Salary”) and a deferred salary of $100,000 per year (the “Deferred Salary”). Payment of the Deferred Salary shall initially be deferred and accrue for Executive’s benefit until the Company has received $5,000,000 of cumulative gross proceeds from its financing activities initiated in calendar year 2020. The cumulative amount of the Deferred Salary shall be paid to Executive in the first payroll after achievement of $5,000,000 of financing gross proceeds. After the cumulative Deferred Salary has been paid to Executive, the salary deferrals will cease and the Base Compensation shall be paid entirely in cash. The Base Compensation shall be payable less applicable deductions and withholding in normal installments and in accordance with the payroll practices of Company. Executive’s Base Compensation shall not be reduced without agreement of Executive.

2.	Except as modified by this Second Amendment, the terms and conditions of the Employment Agreement remain in full force and effect.
3.	This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
4.	This Second Amendment has been approved by action of the Company’s Board of Directors on June 26, 2020.

IN WITNESS WHEREOF, the parties have duly executed this Second Amendment as of the date first above written.

EXECUTIVE	COMPANY

/s/ Paul M. DiPerna	By:	/s/ William J Febbo
Paul M. DiPerna		William J. Febbo
Chairman of the Compensation
Committee of the Board of Directors
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